Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	1,232	141,130		26,810	45,822	44,984	22,884	630
Seniors Housing Triple-net	19	306	22,636		—	3,432	11,290	7,507	407
Outpatient Medical	19	447	26,521,917	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	32	286	36,358		—	—	1,022	—	35,336
Total	19	2,271

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	4Q23 NOI	4Q24 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	660	$240,443	$297,809	23.9%	1,064	$1,689,804	56.7%
Seniors Housing Triple-net	272	73,482	77,199	5.1%	299	340,176	11.4%
Outpatient Medical	415	127,636	130,186	2.0%	429	548,136	18.4%
Long-Term/Post-Acute Care	210	67,868	69,665	2.6%	281	403,912	13.5%
Total	1,557	$509,429	$574,859	12.8%	2,073	$2,982,028	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	86.1%	n/a	n/a	96.3%	1.1%	0.3%	2.3%
Seniors Housing Triple-net	84.3%	1.12	1.32	89.0%	1.9%	0.2%	8.9%
Outpatient Medical	94.3%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	82.9%	1.58	1.96	24.9%	48.1%	27.0%	—%
Total		1.33	1.62	92.7%	3.4%	1.6%	2.3%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 18 and 19 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 18 for reconciliation.
(5) Data as of December 31, 2024 for Seniors Housing Operating and Outpatient Medical and September 30, 2024 for the remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Cogir Management Corporation	129	$222,100	$—	$—	$—	$222,100	7.4%
Sunrise Senior Living	93	179,920	—	—	—	179,920	6.0%
Integra Healthcare Properties	139	—	—	—	166,468	166,468	5.6%
Avery Healthcare	92	77,100	72,272	—	—	149,372	5.0%
Oakmont Management Group	66	143,460	—	—	—	143,460	4.8%
StoryPoint Senior Living	96	109,504	—	—	—	109,504	3.7%
Care UK	72	107,112	—	—	—	107,112	3.6%
Aspire Healthcare	53	—	—	—	86,616	86,616	2.9%
Belmont Village	21	80,240	—	—	—	80,240	2.7%
Legend Senior Living	50	74,988	—	—	1,240	76,228	2.6%
Remaining	1,262	695,380	267,904	548,136	149,588	1,661,008	55.7%
Total	2,073	$1,689,804	$340,176	$548,136	$403,912	$2,982,028	100.0%

By Country:
United States	1,754	$1,302,156	$246,252	$548,136	$397,336	$2,493,880	83.6%
United Kingdom	185	184,232	90,728	—	—	274,960	9.2%
Canada	134	203,416	3,196	—	6,576	213,188	7.2%
Total	2,073	$1,689,804	$340,176	$548,136	$403,912	$2,982,028	100.0%

By MSA:
Los Angeles	73	$106,064	$20,724	$40,812	$1,332	$168,932	5.7%
New York / New Jersey	81	67,528	19,760	39,244	17,220	143,752	4.8%
Dallas	77	78,440	5,820	30,768	4,556	119,584	4.0%
Greater London	61	87,848	18,860	—	—	106,708	3.6%
Washington D.C.	42	39,540	6,648	12,664	26,440	85,292	2.9%
Houston	42	16,592	3,032	56,352	—	75,976	2.5%
Philadelphia	52	21,372	5,492	21,008	26,828	74,700	2.5%
Chicago	49	39,316	6,476	9,468	7,052	62,312	2.1%
Montréal	25	62,172	—	—	—	62,172	2.1%
San Francisco	24	44,172	10,864	1,660	2,424	59,120	2.0%
Seattle	28	34,224	1,212	15,632	1,916	52,984	1.8%
Charlotte	30	16,904	10,068	23,088	—	50,060	1.7%
Raleigh	13	10,724	30,504	2,920	—	44,148	1.5%
Tampa	37	4,868	2,220	6,092	29,036	42,216	1.4%
San Diego	19	19,860	7,324	11,040	2,972	41,196	1.4%
Boston	22	28,364	5,412	2,524	—	36,300	1.2%
Minneapolis	23	20,708	—	13,608	—	34,316	1.2%
Baltimore	16	5,760	1,776	12,324	13,984	33,844	1.1%
Miami	41	1,404	1,416	14,904	15,148	32,872	1.1%
Pittsburgh	21	17,808	4,916	3,776	4,268	30,768	1.0%
Remaining	1,297	966,136	177,652	230,252	250,736	1,624,776	54.4%
Total	2,073	$1,689,804	$340,176	$548,136	$403,912	$2,982,028	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	4Q23	1Q24	2Q24	3Q24	4Q24
Properties	915	935	947	1,029	1,085
Units	99,387	101,395	105,076	114,213	118,818
Total occupancy	82.2%	82.5%	82.8%	83.8%	84.8%
Total revenues	$1,284,698	$1,382,102	$1,438,143	$1,556,957	$1,808,025
Operating expenses	982,077	1,034,982	1,066,391	1,167,375	1,366,423
NOI	$302,621	$347,120	$371,752	$389,582	$441,602
NOI margin	23.6%	25.1%	25.8%	25.0%	24.4%
Recurring cap-ex	$49,297	$37,104	$56,151	$66,515	$75,822
Other cap-ex	$85,506	$70,428	$82,217	$129,242	$188,301

Same Store Performance(2)	4Q23	1Q24	2Q24	3Q24	4Q24
Properties	660	660	660	660	660
Units	68,011	68,017	68,011	68,009	68,007
Occupancy	84.0%	84.1%	84.5%	85.9%	87.1%
Same store revenues	$1,016,211	$1,045,130	$1,059,674	$1,088,119	$1,105,708
Compensation	464,042	464,367	465,856	477,674	486,758
Utilities	45,717	49,602	42,232	49,128	46,135
Food	40,331	40,105	39,706	41,793	44,087
Repairs and maintenance	28,717	27,896	28,092	28,988	28,895
Property taxes	33,832	36,376	36,746	35,092	32,934
All other	163,129	162,132	164,952	169,254	169,090
Same store operating expenses	775,768	780,478	777,584	801,929	807,899
Same store NOI	$240,443	$264,652	$282,090	$286,190	$297,809
Same store NOI margin %	23.7%	25.3%	26.6%	26.3%	26.9%
Year over year NOI growth rate					23.9%
Year over year revenue growth rate					8.8%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	4Q24 NOI	% of Total
Cogir Management Corporation	129	20,010	94.4%	Southern California	$38,899	8.8%
Sunrise Senior Living	93	8,281	93.5%	Greater London	29,665	6.7%
Oakmont Management Group	66	6,802	100.0%	Northern California	26,121	5.9%
StoryPoint Senior Living	96	10,379	100.0%	Dallas	19,434	4.4%
Care UK	72	4,976	100.0%	Montreal	16,616	3.8%
Belmont Village	21	2,804	95.0%	New York / New Jersey	16,529	3.7%
Avery Healthcare	42	3,285	95.7%	Washington D.C.	10,168	2.3%
Legend Senior Living	49	4,263	94.6%	Chicago	9,843	2.2%
Sagora Senior Living	43	5,579	99.5%	Seattle	8,207	1.9%
Axis Residential	22	3,385	100.0%	Toronto	8,062	1.8%
Pegasus Senior Living	30	3,345	100.0%	Top markets	183,544	41.5%
Discovery Senior Living	36	5,012	99.1%	All other	258,058	58.5%
New Perspective Senior Living	19	2,184	99.7%	Total	$441,602	100.0%
Clover Management	37	4,060	90.2%
Remaining	309	32,530
Total	1,064	116,895
Notes:
(1) Properties, units, occupancy and cap-ex exclude land parcels, properties under development/redevelopment, leased properties and nonoperational properties.
(2) See pages 18 and 19 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended December 31, 2024. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.3%	1.2%	1.5%	12	4	0.3%	1.3%	1.6%	12	5
.85x-.95x	—%	—%	—%	—	1	0.7%	0.4%	1.1%	11	2
.95x-1.05x	—%	—%	—%	—	—	1.0%	0.8%	1.8%	6	5
1.05x-1.15x	1.1%	—%	1.1%	12	2	2.0%	—%	2.0%	10	2
1.15x-1.25x	1.0%	0.4%	1.4%	4	3	5.6%	—%	5.6%	8	3
1.25x-1.35x	1.1%	0.8%	1.9%	8	2	—%	—%	—%	2	1
>1.35	6.4%	6.4%	12.8%	12	17	0.3%	6.3%	6.6%	17	11
Total	9.9%	8.8%	18.7%	11	29	9.9%	8.8%	18.7%	11	29

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2025	$5,837	$57,968	$720	$20,642	$85,167	5.5%
2026	3,137	41,543	9,007	58,571	112,258	7.2%
2027	—	47,620	1,259	59,653	108,532	7.0%
2028	—	44,937	6,484	100,048	151,469	9.7%
2029	1,083	47,148	—	3,546	51,777	3.3%
2030	12,160	42,067	29,470	141	83,838	5.4%
2031	6,571	48,044	4,503	225	59,343	3.8%
2032	95,310	51,461	52,000	348	199,119	12.8%
2033	58,068	32,568	1,019	—	91,655	5.9%
2034	420	50,849	—	328	51,597	3.3%
Thereafter	120,925	131,915	305,329	1,684	559,853	36.1%
	$303,511	$596,120	$409,791	$245,186	$1,554,608	100.0%

Weighted Avg Maturity Years	11	7	14	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of September 30, 2024 for stable portfolio only. Agreements included represent 75% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 18 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Long-Term / Post-Acute Care leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Interest income represents the annualized contractual rate of interest for loans, net of collectability reserves, if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	4Q23	1Q24	2Q24	3Q24	4Q24
Properties	426	427	425	426	429
Square feet	21,043,557	21,148,949	21,208,417	21,320,290	21,430,682
Occupancy	94.5%	94.2%	94.2%	94.4%	94.3%
Total revenues	$192,440	$202,997	$201,504	$208,750	$205,361
Operating expenses	55,060	65,162	63,440	64,795	61,392
NOI	$137,380	$137,835	$138,064	$143,955	$143,969
NOI margin	71.4%	67.9%	68.5%	69.0%	70.1%
Revenues per square foot	$36.58	$38.39	$38.00	$39.16	$38.33
NOI per square foot	$26.11	$26.07	$26.04	$27.01	$26.87
Recurring cap-ex	$21,106	$14,512	$11,098	$14,382	$11,029
Other cap-ex	$10,151	$7,826	$14,389	$10,649	$16,756

Same Store Performance(2)	4Q23	1Q24	2Q24	3Q24	4Q24
Properties	415	415	415	415	415
Occupancy	94.5%	94.2%	94.1%	94.3%	94.4%
Same store revenues	$181,204	$190,470	$188,173	$190,641	$188,588
Same store operating expenses	53,568	62,639	60,983	62,177	58,402
Same store NOI	$127,636	$127,831	$127,190	$128,464	$130,186
NOI margin	70.4%	67.1%	67.6%	67.4%	69.0%
Year over year NOI growth rate					2.0%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$56,796	9.5%	Health system affiliated properties as % of NOI(3)	89.3%
UnitedHealth	18,534	3.1%	Health system affiliated tenants as % of rental income(3)	64.8%
Novant Health	17,639	3.0%	Investment grade tenants as % of rental income(3)	59.7%
Providence Health & Services	17,087	2.9%	Retention (trailing twelve months)(3)	93.6%
Common Spirit Health	16,072	2.7%	In-house managed properties as % of square feet(3,4)	85.8%
Remaining portfolio	469,992	78.8%	Average remaining lease term (years)(3)	7.0
Total	$596,120	100.0%	Average building size (square feet)(3)	59,869
			Average age (years)	19

Expirations(3)	2025	2026	2027	2028	2029	Thereafter
Occupied square feet	1,875,168	1,464,282	1,558,617	1,569,620	1,598,308	12,145,403
% of occupied square feet	9.3%	7.2%	7.7%	7.8%	7.9%	60.1%

Notes:
(1) Properties, square feet, occupancy and cap-ex exclude land parcels, properties under development/redevelopment and nonoperational properties. Per square foot amounts are annualized.
(2) Includes 415 same store properties representing 20,478,163 square feet. See pages 18 and 19 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2020	2021	2022	2023	1Q24	2Q24	3Q24	4Q24	20-24 Total
Count	12	35	27	52	3	12	18	21	180
Total	$910,217	$4,101,534	$2,785,739	$4,222,706	$61,034	$937,122	$2,150,572	$2,138,412	$17,307,336
Low	6,201	5,000	6,485	2,950	6,786	15,923	16,669	970	970
Median	48,490	45,157	66,074	65,134	23,753	34,725	50,469	45,000	48,407
High	235,387	1,576,642	389,149	644,443	30,495	374,281	577,477	936,814	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
October	$1,585,722	9.4%	$46,660	1.4%	$62,124	7.7%
November	466,512	4.6%	10,755	1.6%	94,180	10.0%
December	133,825	7.5%	278,674	1.7%	307,693	7.2%
Total	$2,186,059	8.2%	$336,089	1.6%	$463,997	7.9%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes advances for non-real estate loans. Excludes land acquisitions and advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Fourth Quarter 2024
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	56	4,762	units	$291,817	$1,855,064
Seniors Housing Triple-net	5	330	units	292,476	96,517
Long-Term/Post-Acute Care	1	117	beds	73,077	186,831
Loan funding					47,647
Total acquisitions and loan funding(2)	62				2,186,059	8.2%

Development Funding(3)
Development projects:
Seniors Housing Operating	35	5,939	units		166,955
Outpatient Medical	11	768,214	sf		64,131
Total development projects	46				231,086
Redevelopment and expansion projects:
Seniors Housing Operating	3	521	units		1,831
Outpatient Medical					433
Total redevelopment and expansion projects	3				2,264

Total development funding	49				233,350	7.8%

Total gross investments					2,419,409	8.2%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	4	274	units	60,223	16,501
Seniors Housing Triple-net	11	1,229	units	244,101	300,000
Long-Term/Post-Acute Care	9	1,274	beds	58,901	103,877
Loan repayments					43,619
Total dispositions and loan repayments(5)	24				463,997	7.9%

Net investments (dispositions)					$1,955,412

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2024
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	109	11,793	units	$263,672	$3,948,619
Seniors Housing Triple-net	10	626	units	295,299	484,858
Outpatient Medical	1	103,652	sf	439	45,555
Long-Term/Post-Acute Care	3	529	beds	98,960	808,108
Loan funding					744,349
Total acquisitions and loan funding(2)	123				6,031,489	7.4%

Development Funding(3)
Development projects:
Seniors Housing Operating	45	7,313	units		600,147
Outpatient Medical	15	1,270,329	sf		303,699
Total development projects	60				903,846
Redevelopment and expansion projects:
Seniors Housing Operating	4	542	units		19,602
Outpatient Medical	2	36,332	sf		6,025
Total redevelopment and expansion projects	6				25,627

Total development funding	66				929,473	7.2%

Total gross investments					6,960,962	7.4%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	31	3,428	units	222,435	463,061
Seniors Housing Triple-net	11	1,229	units	244,101	375,000
Outpatient Medical	4	304,881	sf	375	55,799
Long-Term/Post-Acute Care	10	1,434	beds	67,671	270,246
Loan repayments					368,935
Total dispositions and loan repayments(5)	56				1,533,041	6.5%

Net investments (dispositions)					$5,427,921

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Future Funding	Estimated Conversion(2)

Seniors Housing Operating
San Jose, CA	685	509	—	143	33	$175,381	$3,612	1Q25
Washington D.C.	298	—	184	89	25	156,499	9,484	3Q24 - 1Q25
Miami, FL	93	—	—	39	54	69,299	1,721	1Q25
Tampa, FL	204	204	—	—	—	49,325	3,898	4Q24 - 1Q25
Wilmslow, UK	60	—	—	60	—	23,332	3,287	1Q25
Little Rock, AR	283	283	—	—	—	15,083	957	1Q25
Cambridge, UK	70	—	—	45	25	9,172	1,527	1Q25
Washington D.C.	137	—	53	47	37	129,759	15,340	2Q25
Columbus, OH	409	409	—	—	—	82,069	9,616	2Q25
Sherman, TX	237	237	—	—	—	74,846	9,871	3Q24 - 2Q25
Kansas City, MO	263	263	—	—	—	70,864	3,999	2Q25
Dallas, TX	201	201	—	—	—	65,655	42,727	1Q25 - 2Q25
Houston, TX	80	80	—	—	—	22,424	12,370	1Q25 - 2Q25
Hartford, CT	122	122	—	—	—	20,741	—	2Q25
Dallas, TX	43	43	—	—	—	11,514	7,158	1Q25 - 2Q25
London, UK	62	—	—	40	22	8,903	3,208	2Q25
Naples, FL	188	188	—	—	—	52,343	7,239	2Q25 - 3Q25
Phoenix, AZ	110	110	—	—	—	39,661	4,973	1Q25 - 3Q25
Kansas City, MO	134	134	—	—	—	21,111	—	3Q25
Brighton and Hove, UK	70	—	—	45	25	11,023	4,895	3Q25
Chattanooga, TN	243	243	—	—	—	61,587	23,359	1Q25 - 4Q25
Southampton, UK	80	—	—	80	—	22,722	12,826	4Q25
Killeen, TX	256	256	—	—	—	68,073	27,957	4Q23 - 1Q26
Dallas, TX	141	141	—	—	—	45,619	26,827	4Q24 - 1Q26
Saffron Walden, UK	70	—	—	70	—	23,914	14,112	1Q26
Tring, UK	72	—	—	72	—	23,610	15,942	2Q26
Birmingham, UK	77	—	—	18	59	18,375	11,505	2Q26
Dallas, TX	230	230	—	—	—	84,674	57,902	2Q25 - 3Q26
San Jose, CA	158	—	—	158	—	61,929	28,691	3Q26
Tallahassee, FL	206	206	—	—	—	48,086	37,940	3Q25 - 3Q26
Stafford, UK	76	—	—	76	—	24,700	19,945	3Q26
Atlanta, GA	192	192	—	—	—	47,069	41,065	1Q26 - 4Q26
Redevelopment(3)	76	76	—	—	—	14,818	1,280	1Q24 - 1Q25
Subtotal	5,626	4,127	237	982	280	1,654,180	465,233

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Future Funding	Estimated Conversion
Houston, TX			143,568	100%	Yes	86,559	14,070	1Q25
Houston, TX			119,682	100%	Yes	78,282	13,032	1Q25
Houston, TX			50,379	100%	Yes	28,723	4,089	1Q25
Houston, TX			144,645	100%	Yes	76,800	23,029	2Q25
Oklahoma City, OK			47,636	100%	Yes	42,487	12,246	2Q25
Durango, CO			33,296	100%	Yes	24,112	6,467	1Q25 - 2Q25
Dallas, TX			143,046	85.6%	Yes	58,362	39,681	3Q25
Waco, TX			12,324	100%	Yes	7,846	5,875	3Q25
Subtotal			694,576			403,171	118,489

Total Development Projects						$2,057,351	$583,722

(1) Includes development and redevelopment projects (construction in progress, development loans and in substance real estate) but excludes expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development, but excludes capitalized interest.
(2) Estimated conversion ranges relate to projects to be delivered in phases.
(3) Relates to one redevelopment project.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2025 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	33	5,626	7.5%	$350,614	$114,619	$465,233	$1,654,180
Outpatient Medical	8	694,576	6.5%	110,325	8,164	118,489	403,171
Total	41		7.3%	$460,939	$122,783	$583,722	$2,057,351

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q24 actual	$162,557	3.7%	6.6%	2024 actual	$990,366	1.8%	7.3%
2Q24 actual	198,193	2.5%	6.7%	2025 estimate	1,611,302	1.9%	7.2%
3Q24 actual	293,527	0.4%	7.4%	2026 estimate	446,049	0.6%	7.6%
4Q24 actual	336,089	1.6%	7.9%	Total	$3,047,717	1.7%	7.3%
1Q25 estimate	706,473	2.9%	7.5%
2Q25 estimate	630,174	1.5%	6.7%
3Q25 estimate	190,346	0.7%	6.8%
4Q25 estimate	84,309	(0.4)%	8.4%
1Q26 estimate	137,606	0.6%	8.0%
2Q26 estimate	41,985	(2.7)%	11.4%
3Q26 estimate	219,389	1.4%	6.8%
4Q26 estimate	47,069	(0.1)%	7.1%
Total	$3,047,717	1.7%	7.3%

Unstabilized Properties
	09/30/2024 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	12/31/2024 Properties	Beds / Units
Seniors Housing Operating	55	(3)	4	3	59	8,043
Seniors Housing Triple-net	4	(1)	—	3	6	474
Total	59	(4)	4	6	65	8,517

Occupancy	09/30/2024 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	12/31/2024 Properties
0% - 50%	18	(1)	3	6	(6)	20
50% - 70%	21	—	1	—	(4)	18
70% +	20	(3)	—	—	10	27
Total	59	(4)	4	6	—	65

Occupancy	12/31/2024 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	20	8	$78,148	0.8%	$762,709	1.5%
50% - 70%	18	28	176,808	1.9%	851,283	1.6%
70% +	27	34	332,092	3.6%	1,206,179	2.3%
Total	65	29	$587,048	6.3%	$2,820,171	5.4%

Notes:
(1) Includes development and redevelopment projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 12.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,689,804	116,895	units
Seniors Housing Triple-net	340,176	21,168	units
Outpatient Medical	548,136	21,430,682	square feet
Long-Term/Post-Acute Care	403,912	34,665	beds
Total In-Place NOI(2)	2,982,028
Incremental stabilized NOI(3)	160,035
Total stabilized NOI	$3,142,063

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	13,326,465
Secured debt(4)	3,262,992
Financing lease liabilities	112,620
Total debt	16,702,077
Add (Subtract):
Other liabilities (assets), net(5)	465,030
Cash and cash equivalents and restricted cash	(3,744,509)
Net obligations	$13,422,598

Other Assets
Land parcels(6)	$334,492	Effective Interest Rate(9)
Real estate loans receivable(7)	2,688,874	10.6%
Non-real estate loans receivable(8)	189,194	10.1%
Joint venture real estate loans receivables(10)	288,864	5.7%
Property dispositions(11)	408,848
Development properties:(12)
Current balance	1,473,629
Unfunded commitments	583,722
Committed balances	$2,057,351
Projected yield	7.3%
Projected NOI	$150,187

Common Shares Outstanding(13)	637,546
Notes:
(1) Includes $3,180,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 18 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $852,138,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.
(6) Includes land parcels and predevelopment projects.
(7) Represents $2,714,706,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, net of $25,831,000 of credit allowances.
(8) Represents $196,641,000 of non-real estate loans, net of $7,447,000 of credit allowances.
(9) Average cash-pay interest rates are 6.9%, 9.2% and 5.7% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months, including properties subject to sales-type leases expected to be sold to tenants.
(12) See pages 9-10. Includes expansion projects. Includes partial conversions to date.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	4Q23	1Q24	2Q24	3Q24	4Q24
Revenues:
Seniors Housing Operating
Resident fees and services	$1,280,154	$1,379,295	$1,435,064	$1,554,263	$1,805,306
Other income	4,544	2,807	3,079	2,694	2,719
Total revenues	1,284,698	1,382,102	1,438,143	1,556,957	1,808,025

Seniors Housing Triple-net
Rental income	115,615	110,967	30,113	115,763	58,918
Interest income	140	—	—	—	8,167
Other income	924	955	1,032	773	38
Total revenues	116,679	111,922	31,145	116,536	67,123

Outpatient Medical
Rental income	190,211	200,593	198,924	206,709	203,247
Other income	2,229	2,404	2,580	2,041	2,114
Total revenues	192,440	202,997	201,504	208,750	205,361

Long-Term/Post-Acute Care
Rental income	96,146	104,046	104,312	105,234	122,471
Other income	6	244	43	201	21
Total revenues	96,152	104,290	104,355	105,435	122,492

Corporate
Interest income	55,144	56,869	67,224	72,742	66,261
Other income	30,021	28,729	31,873	43,653	32,195
Total revenues	85,165	85,598	99,097	116,395	98,456

Total
Resident fees and services	1,280,154	1,379,295	1,435,064	1,554,263	1,805,306
Rental income	401,972	415,606	333,349	427,706	384,636
Interest Income	55,284	56,869	67,224	72,742	74,428
Other Income	37,724	35,139	38,607	49,362	37,087
Total revenues	1,775,134	1,886,909	1,874,244	2,104,073	2,301,457

Property operating expenses:
Seniors Housing Operating	982,077	1,034,982	1,066,391	1,167,375	1,366,423
Seniors Housing Triple-net	6,662	7,559	7,231	6,103	5,834
Outpatient Medical	55,060	65,162	63,440	64,795	61,392
Long-Term/Post-Acute Care	3,298	3,448	3,458	3,436	4,063
Corporate	5,957	3,636	4,713	4,691	6,385
Total property operating expenses	1,053,054	1,114,787	1,145,233	1,246,400	1,444,097

Net operating income:
Seniors Housing Operating	302,621	347,120	371,752	389,582	441,602
Seniors Housing Triple-net	110,017	104,363	23,914	110,433	61,289
Outpatient Medical	137,380	137,835	138,064	143,955	143,969
Long-Term/Post-Acute Care	92,854	100,842	100,897	101,999	118,429
Corporate	79,208	81,962	94,384	111,704	92,071
Net operating income	$722,080	$772,122	$729,011	$857,673	$857,360

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 17. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%. Interest income related to all loan investments has been reclassified to Corporate for all periods presented to better align with the manner in which loan investments are managed.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	December 31, 2024		December 31, 2024
Net income (loss)	$972,857		$123,753
Interest expense	574,261		154,469
Income tax expense (benefit)	2,700		114
Depreciation and amortization	1,632,093		480,406
EBITDA	3,181,911		758,742
Loss (income) from unconsolidated entities	496		(6,429)
Stock-based compensation	74,482		13,358
Loss (gain) on extinguishment of debt, net	2,130		—
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(451,611)		(8,195)
Impairment of assets	92,793		23,647
Provision for loan losses, net	10,125		(245)
Loss (gain) on derivatives and financial instruments, net	(27,887)		(9,102)
Other expenses	117,459		34,405
Casualty losses, net of recoveries	12,261		4,926
Other impairment(2)	139,652		41,978
Total adjustments	(30,100)		94,343
Adjusted EBITDA	$3,151,811		$853,085

Interest Coverage Ratios
Interest expense	$574,261		$154,469
Capitalized interest	58,115		14,160
Non-cash interest expense	(42,388)		(15,143)
Total interest	$589,988		$153,486
EBITDA	$3,181,911		$758,742
Interest coverage ratio	5.39	x	4.94	x
Adjusted EBITDA	$3,151,811		$853,085
Adjusted Interest coverage ratio	5.34	x	5.56	x

Fixed Charge Coverage Ratios
Total interest	$589,988		$153,486
Secured debt principal amortization	47,329		14,918
Total fixed charges	$637,317		$168,404
EBITDA	$3,181,911		$758,742
Fixed charge coverage ratio	4.99	x	4.51	x
Adjusted EBITDA	$3,151,811		$853,085
Adjusted Fixed charge coverage ratio	4.95	x	5.07	x

Net Debt to EBITDA Ratios
Total debt(3)			$15,608,294
Less: cash and cash equivalents and restricted cash			(3,711,457)
Net debt			$11,896,837
EBITDA Annualized			$3,034,968
Net debt to EBITDA ratio			3.92	x
Adjusted EBITDA Annualized			$3,412,340
Net debt to Adjusted EBITDA ratio			3.49	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Represents the write-off of straight-line rent receivable and unamortized lease incentive balances related to leases placed on cash recognition.
(3) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $108,037,000. Excludes operating lease liabilities of $1,150,062,000 related to ASC 842.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	15,608,294	35.10%
Cash and cash equivalents and restricted cash	(3,711,457)	(8.35)%
Net debt to consolidated book capitalization	$11,896,837	26.75%
Total equity(4)	32,572,586	73.25%
Consolidated book capitalization	$44,469,423	100.00%
Joint venture debt, net(5)	795,769
Total book capitalization	$45,265,192

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	15,608,294	28.33%
Cash and cash equivalents and restricted cash	(3,711,457)	(6.74)%
Net debt to consolidated undepreciated book capitalization	$11,896,837	21.59%
Accumulated depreciation and amortization	10,626,263	19.29%
Total equity(4)	32,572,586	59.12%
Consolidated undepreciated book capitalization	$55,095,686	100.00%
Joint venture debt, net(5)	795,769
Total undepreciated book capitalization	$55,891,455

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	15,608,294	16.86%
Cash and cash equivalents and restricted cash	(3,711,457)	(4.01)%
Net debt to consolidated enterprise value	$11,896,837	12.85%
Common shares outstanding	635,289
Period end share price	126.03
Common equity market capitalization	$80,065,473	86.48%
Noncontrolling interests(4)	616,378	0.67%
Consolidated enterprise value	$92,578,688	100.00%
Joint venture debt, net(5)	795,769
Total enterprise value	$93,374,457

Secured debt as % of total assets
Secured debt(2)	$2,338,155	3.79%
Gross asset value(6)	$61,670,571

Total debt as % of gross asset value
Total debt(2)(3)	$15,608,294	25.31%
Gross asset value(6)	$61,670,571

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$13,162,102	23.97%
Unencumbered gross assets(7)	$54,916,648

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $108,037,000 and excludes operating lease liabilities of $1,150,062,000 related to ASC 842.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	% of Total	Wtd. Avg. Interest Rate (5)
2025	$—	$1,260,000	$216,034	$(1,141)	$590,357	$2,065,250	12.45%	3.98%
2026	—	700,000	226,754	(2,012)	46,295	971,037	5.85%	4.00%
2027	—	1,881,865	258,216	(2,316)	71,091	2,208,856	13.31%	4.23%
2028	—	2,473,600	160,028	(318)	24,705	2,658,015	16.02%	3.79%
2029	—	2,085,000	392,703	(866)	41,299	2,518,136	15.18%	3.48%
2030	—	750,000	124,502	(316)	31,487	905,673	5.46%	3.18%
2031	—	1,350,000	50,195	(332)	28,998	1,428,861	8.61%	2.79%
2032	—	1,050,000	62,903	(343)	2,629	1,115,189	6.72%	3.39%
2033	—	—	411,005	(35,577)	5,708	381,136	2.30%	4.84%
2034	—	626,000	189,701	(7,801)	8,890	816,790	4.92%	4.42%
Thereafter	—	1,150,000	375,182	(4,668)	—	1,520,514	9.17%	5.02%
Totals	$—	$13,326,465	$2,467,223	$(55,690)	$851,459	$16,589,457	100.00%

Weighted Avg. Interest Rate(5)	—%	3.81%	4.17%	4.51%	3.80%	3.86%

Weighted Avg. Maturity Years	—	5.4	7.1	8.5	1.7	5.5

% Floating Rate Debt(5)	—%	8.88%	9.80%	—%	4.07%	8.80%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	Investment Hedges(6)
United States	$—	$11,630,000	$1,828,396	$(40,054)	$622,512	$14,040,854	$—
United Kingdom	—	1,314,600	—	—	—	1,314,600	1,791,246
Canada	—	381,865	638,827	(15,636)	228,947	1,234,003	2,016,267
Totals	$—	$13,326,465	$2,467,223	$(55,690)	$851,459	$16,589,457	$3,807,513

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of December 31, 2024. The unsecured revolving credit facility is comprised of a $2,000,000,000 tranche that matures on July 24, 2029 and a $3,000,000,000 tranche that matures on July 24, 2028. The $3,000,000,000 tranche may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) Senior Unsecured Notes include the following:
•2025 includes $1,250,000,000 of 4.0% senior unsecured notes that mature on June 1, 2025, which we intend to repay at maturity using available cash. At December 31, 2024, we had approximately $3,711,457,000 of cash and cash equivalents and restricted cash.
•2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $173,575,000 USD at December 31, 2024). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and adjusted CORRA + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
•2027 also includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $208,290,000 USD at December 31, 2024) that matures on January 15, 2027.
•2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
•2028 also includes £550,000,000 of 4.80% senior unsecured notes (approximately $688,600,000 USD at December 31, 2024). The notes mature on November 20, 2028.
•2029 includes $1,035,000,000 of 3.125% exchangeable senior unsecured notes that mature on July 15, 2029 unless earlier exchanged, purchased or redeemed.
•2034 includes £500,000,000 of 4.50% senior unsecured notes (approximately $626,000,000 USD at December 31, 2024). The notes mature on December 1, 2034.
(4) Excludes operating lease liabilities of $1,150,062,000 and finance lease liabilities of $108,037,000 related to ASC 842.
(5) Based on variable interest rates and foreign currency exchange rates in effect as of December 31, 2024. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.725%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.
(6) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $99,931,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants. Excludes sustainability investments.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by healthcare professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents cash NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and leased properties, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room per month at our Seniors Housing Operating properties. These metrics are calculated as our pro rata share of total resident fees and services revenues or property operating expenses from the income statement, divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population, which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and include any revenue and expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses on disposition of properties and acquisitions of controlling interests, impairment of assets, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management performance. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	4Q23	1Q24	2Q24	3Q24	4Q24
Net income (loss)	$88,440	$131,634	$260,670	$456,800	$123,753
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	1,783	(4,707)	(166,443)	(272,266)	(8,195)
Loss (income) from unconsolidated entities	2,008	7,783	(4,896)	4,038	(6,429)
Income tax expense (benefit)	(4,768)	6,191	1,101	(4,706)	114
Other expenses	36,307	14,131	48,684	20,239	34,405
Impairment of assets	14,994	43,331	2,394	23,421	23,647
Provision for loan losses, net	2,517	1,014	5,163	4,193	(245)
Loss (gain) on extinguishment of debt, net	—	6	1,705	419	—
Loss (gain) on derivatives and financial instruments, net	(7,215)	(3,054)	(5,825)	(9,906)	(9,102)
General and administrative expenses	44,327	53,318	55,565	77,901	48,707
Depreciation and amortization	380,730	365,863	382,045	403,779	480,406
Interest expense	154,574	147,318	133,424	139,050	154,469
Consolidated net operating income	713,697	762,828	713,587	842,962	841,530
NOI attributable to unconsolidated investments(1)	30,785	32,090	32,720	32,043	31,158
NOI attributable to noncontrolling interests(2)	(22,402)	(22,796)	(17,296)	(17,332)	(15,328)
Pro rata net operating income (NOI)(3)	$722,080	$772,122	$729,011	$857,673	$857,360

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,808,025	$67,123	$205,361	$122,492	$98,456	$2,301,457
Property operating expenses	(1,366,423)	(5,834)	(61,392)	(4,063)	(6,385)	(1,444,097)
NOI(3)	441,602	61,289	143,969	118,429	92,071	857,360
Adjust:
Interest income	—	(8,167)	—	—	(66,261)	(74,428)
Other income	(2,118)	(38)	(57)	(21)	(26,973)	(29,207)
Sold / held for sale(4)	(2,579)	(5)	(20)	(837)	—	(3,441)
Nonoperational(5)	6,162	4	(6)	(582)	—	5,578
Non In-Place NOI(6)	(25,601)	31,368	(6,873)	(17,120)	1,163	(17,063)
Timing adjustments(7)	4,985	593	21	1,109	—	6,708
Total adjustments	(19,151)	23,755	(6,935)	(17,451)	(92,071)	(111,853)
In-Place NOI	422,451	85,044	137,034	100,978	—	745,507
Annualized In-Place NOI	$1,689,804	$340,176	$548,136	$403,912	$—	$2,982,028

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,232	306	447	286	2,271
Recent acquisitions and development conversions(8)	(167)	(9)	(12)	(65)	(253)
Under development	(34)	—	(8)	—	(42)
Under redevelopment(9)	(2)	—	(2)	(4)	(8)
Current held for sale	(22)	—	—	(1)	(23)
Land parcels, loans and leased properties(4)	(105)	(8)	(9)	—	(122)
Transitions(10)	(234)	(17)	—	(2)	(253)
Other(11)	(8)	—	(1)	(4)	(13)
Same store properties	660	272	415	210	1,557
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 12 for more information.
(4) Includes four Seniors Housing Triple-net properties accounted for as sales-type leases expected to be sold to tenants.
(5) Primarily includes development properties and land parcels.
(6) Primarily represents non-cash NOI and NOI associated with leased properties.
(7) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(8) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(9) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(10) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(11) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	4Q23	1Q24	2Q24	3Q24	4Q24	Y/o/Y
Seniors Housing Operating
NOI	$302,621	$347,120	$371,752	$389,582	$441,602
Non-cash NOI on same store properties	(2,757)	(2,670)	(2,450)	(2,109)	(1,834)
NOI attributable to non-same store properties	(62,817)	(80,731)	(91,751)	(101,281)	(143,604)
Currency and ownership adjustments(1)	1,500	105	(279)	(1,369)	(267)
Other normalizing adjustments(2)	1,896	828	4,818	1,367	1,912
SSNOI	240,443	264,652	282,090	286,190	297,809	23.9%

Seniors Housing Triple-net
NOI	110,017	104,363	23,914	110,433	61,289
Non-cash NOI on same store properties	(11,923)	(8,872)	(8,360)	(7,015)	35,980
NOI attributable to non-same store properties	(24,648)	(20,645)	61,099	(26,010)	(19,555)
Currency and ownership adjustments(1)	36	(346)	(241)	(817)	(515)
SSNOI	73,482	74,500	76,412	76,591	77,199	5.1%

Outpatient Medical
NOI	137,380	137,835	138,064	143,955	143,969
Non-cash NOI on same store properties	(5,433)	(3,654)	(4,300)	(7,224)	(5,488)
NOI attributable to non-same store properties	(3,607)	(6,505)	(7,364)	(7,988)	(8,742)
Currency and ownership adjustments(1)	77	65	56	(60)	13
Normalizing adjustment for casualty related expenses, net(3)	(492)	—	144	156	366
Other normalizing adjustments(2)	(289)	90	590	(375)	68
SSNOI	127,636	127,831	127,190	128,464	130,186	2.0%

Long-Term/Post-Acute Care
NOI	92,854	100,842	100,897	101,999	118,429
Non-cash NOI on same store properties	(13,724)	(12,692)	(12,723)	(12,369)	(12,447)
NOI attributable to non-same store properties	(13,668)	(21,123)	(21,290)	(22,122)	(36,553)
Currency and ownership adjustments(1)	2,092	2,134	2,160	2,157	236
Other normalizing adjustments(2)	314	—	111	—	—
SSNOI	67,868	69,161	69,155	69,665	69,665	2.6%

Corporate
NOI	79,208	81,962	94,384	111,704	92,071
NOI attributable to non-same store properties	(79,208)	(81,962)	(94,384)	(111,704)	(92,071)
SSNOI	—	—	—	—	—

Total
NOI	722,080	772,122	729,011	857,673	857,360
Non-cash NOI on same store properties	(33,837)	(27,888)	(27,833)	(28,717)	16,211
NOI attributable to non-same store properties	(183,948)	(210,966)	(153,690)	(269,105)	(300,525)
Currency and ownership adjustments(1)	3,705	1,958	1,696	(89)	(533)
Normalizing adjustments, net	1,429	918	5,663	1,148	2,346
SSNOI	$509,429	$536,144	$554,847	$560,910	$574,859	12.8%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.36 and to translate UK properties at a GBP/USD rate of 1.25.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(3) Represents normalizing adjustment for casualty related expenses net of any insurance reimbursements.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,308,177	$324,638	$131,514	$1,764,329
Unconsolidated SHO revenues attributable to Welltower(1)	33,920	4,148	28,054	66,122
SHO revenues attributable to noncontrolling interests(2)	(20,079)	—	(2,347)	(22,426)
Pro rata SHO revenues(3)	1,322,018	328,786	157,221	1,808,025
Non-cash and non-RevPOR revenues	(3,157)	(873)	(552)	(4,582)
Revenues attributable to non in-place properties	(4,685)	(133,520)	(11,186)	(149,391)
Currency and ownership adjustments(4)	(379)	—	—	(379)
SHO local revenues	1,313,797	194,393	145,483	1,653,673
Average occupied units/month	74,647	6,750	17,067	98,464
RevPOR/month in USD	$5,819	$9,521	$2,818	$5,553
RevPOR/month in local currency(4)		£7,934	$3,860

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	4Q23	4Q24	4Q23	4Q24	4Q23	4Q24	4Q23	4Q24
SHO SS RevPOR Growth
Consolidated SHO revenues	$1,007,010	$1,308,177	$112,705	$324,638	$145,653	$131,514	$1,265,368	$1,764,329
Unconsolidated SHO revenues attributable to WELL(1)	32,069	33,920	2,555	4,148	27,632	28,054	62,256	66,122
SHO revenues attributable to noncontrolling interests(2)	(17,416)	(20,079)	—	—	(25,510)	(2,347)	(42,926)	(22,426)
SHO pro rata revenues(3)	1,021,663	1,322,018	115,260	328,786	147,775	157,221	1,284,698	1,808,025
Non-cash and non-RevPOR revenues on same store properties	(3,656)	(2,176)	—	—	(352)	(357)	(4,008)	(2,533)
Revenues attributable to non-same store properties	(183,313)	(408,658)	(34)	(198,919)	(89,513)	(91,108)	(272,860)	(698,685)
Currency and ownership adjustments(4)	167	—	213	(3,668)	5,955	1,868	6,335	(1,800)
Other normalizing adjustments(5)	858	—	—	—	—	—	858	—
SHO SS RevPOR revenues(6)	$835,719	$911,184	$115,439	$126,199	$63,865	$67,624	$1,015,023	$1,105,007
Avg. occupied units/month(7)	44,885	46,653	3,995	4,220	8,230	8,340	57,110	59,213
SHO SS RevPOR(8)	$6,156	$6,457	$9,553	$9,887	$2,566	$2,681	$5,876	$6,170
SS RevPOR YOY growth		4.9%		3.5%		4.5%		5.0%

SHO SSNOI Growth
Consolidated SHO NOI	$223,989	$319,413	$27,720	$65,879	$46,112	$45,397	$297,821	$430,689
Unconsolidated SHO NOI attributable to WELL(1)	9,412	11,658	389	865	10,688	10,759	20,489	23,282
SHO NOI attributable to noncontrolling interests(2)	(8,761)	(11,308)	—	—	(6,928)	(1,061)	(15,689)	(12,369)
SHO pro rata NOI(3)	224,640	319,763	28,109	66,744	49,872	55,095	302,621	441,602
Non-cash NOI on same store properties	(2,725)	(1,719)	—	(115)	(32)	—	(2,757)	(1,834)
NOI attributable to non-same store properties	(33,438)	(78,580)	(31)	(33,746)	(29,348)	(31,278)	(62,817)	(143,604)
Currency and ownership adjustments(4)	22	—	24	(931)	1,454	664	1,500	(267)
Other normalizing adjustments(5)	2,098	2,572	—	—	(202)	(660)	1,896	1,912
SHO pro rata SSNOI(6)	$190,597	$242,036	$28,102	$31,952	$21,744	$23,821	$240,443	$297,809
SHO SSNOI growth		27.0%		13.7%		9.6%		23.9%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$917,622		$120,590		$92,529		$1,130,741
Average units in service(9)		53,408		5,114		9,485		68,007
SSNOI/unit in USD		$17,181		$23,580		$9,755		$16,627
SSNOI/unit in local currency(4)				£19,650		$13,363
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 12 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.36 and to translate UK properties at a GBP/USD rate of 1.25.
(5) Represents aggregate normalizing adjustments which are individually less than .50% of SS RevPOR revenues/NOI growth.
(6) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 19 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower's actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower's properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower's approach to artificial intelligence; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated February 11, 2025 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE:WELL), a REIT and S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of healthcare infrastructure. Welltower invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall healthcare experience. Welltower owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

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